Exhibit 99.1

Aclarion, Inc. Announces Delayed 10-Q Filing

BROOMFIELD, CO, May 19, 2023 – Aclarion, Inc., (“Aclarion” or the “Company”) (Nasdaq: ACON, ACONW), a healthcare technology company that is leveraging biomarkers and proprietary augmented intelligence algorithms to help physicians identify the location of chronic low back pain, announced today that it will not file its Quarterly Report for the quarter ended March 31, 2023 within the filing deadline established by the Securities and Exchange Commission and will be a late filer with respect to such report.

The delay in the filing of the Company’s Quarterly Report relates principally to completion of the review process by the Company’s new independent accountant, CohnReznick LLP.

As previously reported in the Company’s Item 4.02 Current Report on Form 8-K filed on May 16, 2023, the Company intends to file restated financial statements (the “Restatement”) as of and for the year ended December 31, 2022 in Amendment No. 1 to its Annual Report on Form 10-K/A. The Company intends to file the Quarterly Report immediately following the filing of the Restatement.

The restatement of the Company's financial statements for the fiscal year ended December 31, 2022 will not have any impact on the Company’s cash position, cash flow, revenues or liquidity for the 2022 fiscal year.

Although the Company does not anticipate a lengthy delay, it is unable to project an exact filing date at this time.

Management and the audit committee will continue to work towards the completion of the Quarterly Report and cooperate with its auditors to ensure the review is completed as soon as possible.

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Through a cloud connection, Nociscan receives magnetic resonance spectroscopy (MRS) data from an MRI machine for each lumbar disc being evaluated. In the cloud, proprietary signal processing techniques extract and quantify chemical biomarkers demonstrated to be associated with disc pain. Biomarker data is entered into proprietary algorithms to indicate if a disc may be a source of pain. When used with other diagnostic tools, Nociscan provides critical insights into the location of a patient’s low back pain, giving physicians clarity to optimize treatment strategies. For more information, please visit www.aclarion.com - Opens in new window.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other disclosures contained in subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kirin M. Smith

PCG Advisory, Inc.

646.823.8656

ksmith@pcgadvisory.com